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                                                                 EXHIBIT 23.2

         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference of our report dated October 18, 1996 with respect to the financial statements of Lehigh Valley Associates included in Pennsylvania Real Estate Investment Trust's Annual Report on Form 10-K for the fiscal year ended August 31, 1997 (as amended by Form 10-K/A-1 filed on December 15, 1997) in this Registration Statement Form S-8 of Pennsylvania Real Estate Investment Trust for the registration of 82,000 of its shares of beneficial interest.


                                           /s/ Ernst & Young LLP
                                           ---------------------
                                               Ernst & Young LLP




Philadelphia, Pennsylvania
December 22, 1998